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                                                                    Exhibit 21.1

         SUBSIDIARIES OF NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

Name                                                                      Jurisdiction of Incorporation
Ixworth Enterprises Limited                                               British Virgin Islands
New Take Limited                                                          Hong Kong
Shielder Limited                                                          Hong Kong
Better Chance International Limited                                       British Virgin Islands
Asia Pacific Logistics Limited                                            British Virgin Islands
Beijing New Take Electronic Commerce Limited                              People's Republic of China
Beijing Ninetowns Times Electronic Commerce Limited                       People's Republic of China
Beijing Ninetowns Digital Technology Limited                              People's Republic of China
Shanghai New Take Digital Technology Limited                              People's Republic of China
Beijing Ninetowns Ports Software and Technology Co., Ltd.                 People's Republic of China
Tsingdao Fujin Commerce and Finance Software Limited                      People's Republic of China